UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 17, 2026

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COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42192	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVLG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 17, 2026, Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), and substantially all of its direct and indirect wholly owned subsidiaries, entered into a Joinder, Supplement and Twenty-First Amendment to Third Amended and Restated Credit Agreement (the “Twenty-First Amendment”) with Bank of America, N.A., as agent (the “Agent”) and lender, and JPMorgan Chase Bank, N.A., as lender, which amended that certain Third Amended and Restated Credit Agreement, dated September 23, 2008, by and among the Company, substantially all of its direct and indirect wholly owned subsidiaries, the Agent, and the lenders from time to time party thereto, as amended from time to time (the “Credit Agreement”). Among other changes, the Twenty-First Amendment: (i) added certain acquired subsidiaries as borrowers; (ii) increased the maximum revolver amount to $130,000,000; (iii) extended the maturity date to June 17, 2031; and (iv) provided additional flexibility for the Company to incur unsecured debt. The foregoing summary of the terms and conditions of the Twenty-First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Twenty-First Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: June 23, 2026	By:	/s/ James S. Grant
James S. Grant
Executive Vice President and Chief Financial Officer